Exhibit (h)(12)

AMENDMENT

To Transfer Agency and Service Agreement

Between

Morgan Stanley Mutual Funds

And

DST Asset Manager Solutions, Inc.

This amendment, made as of this 28th day of November, 2022, effective as of November 28, 2022, (the “Amendment”) amends the Transfer Agency and Service Agreement dated April 1, 2013, and effective July 1, 2013, (the “Agreement”) between DST Asset Manager Solutions, Inc. (formerly, Boston Financial Data Services, Inc.) and each of the entities, individually and not jointly, as listed on Schedule A to the Agreement (as amended, supplemented or otherwise modified). In accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	The fourth and fifth “WHEREAS” clauses are deleted in their entirety and replaced with the following language:

“WHEREAS, each Fund, on behalf of itself and, where applicable, its Portfolios, desires to appoint the Transfer Agent, as its transfer agent, dividend disbursing agent and in connection with certain other activities, and the Transfer Agent desires to accept such appointment;

WHEREAS, each of the Morgan Stanley Institutional Liquidity Funds (as identified in Annex 1.1), each a series of the Funds, on behalf of itself and, where applicable, its Portfolios, also desires to appoint Morgan Stanley Services Company, Inc., (“MSSCI”) (the “Limited Co-Transfer Agent”), a transfer agent registered pursuant to Section 17A of the Securities Exchange Act of 1934 (“Exchange Act”), for certain purposes set forth below, which shall be in addition to, or in lieu of, the services provided by the Transfer Agent to such Funds; and

WHEREAS, each of the Funds identified in Annex 1.2, each a series of the Funds, on behalf of itself and, where applicable, its Portfolios, also desires to appoint Eaton Vance Management, (“EVM”) (the “Co-Transfer Agent”), a transfer agent registered pursuant to Section 17A of the Exchange Act, for certain purposes set forth below, which shall be in addition to, or in lieu of, the services provided by the Transfer Agent to such Funds.”

2.	Section 1.1 is amended to add Annex 1.2, attached and incorporated herein.

3.	Paragraph 1.1(e) is amended as follows:

In respect to items (b) through (d) above, Transfer Agent may execute transactions directly with broker-dealers authorized by the Fund; and, subject to Annex 1.1 and Annex 1.2, with respect to items (b), (c), (d), (f) and (g) Transfer Agent may process (i) transactions of Liquidity Fund Direct Investors on behalf of the Liquidity Funds in reliance on transaction information recorded in the TA2000 System (as defined below) by the Limited Co-Transfer Agent and (ii) transactions of Non-Liquidity Fund Direct Investors no behalf of the Non-Liquidity Funds in reliance on transaction information recorded in the TA2000 System by the Co-Transfer Agent. Transfer Agent shall provide all additional services with respect to the Liquidity Funds and Non-Liquidity Funds and the Liquidity Fund Direct Investors and Non-Liquidity Fund Direct Investors under the terms of this Agreement, except as specifically provided herein.

4.	Paragraph 1.1(w) is amended as follows:

Call Center Services. Except with respect to existing and prospective Liquidity Fund Direct Investors, as such term is defined in Annex 1.1, and Non-Liquidity Fund Direct Investors, as such term is defined in Annex 1.2, the Transfer Agent shall upon request of the Fund, answer telephone inquiries from 8:00 a.m. to 6:00 p.m., Eastern Time, each day on which the New York Stock Exchange is open for trading. The Transfer Agent shall answer and respond to inquiries from existing Shareholders, prospective Shareholders of the Fund and broker-dealers on behalf of such Shareholders in accordance with the telephone scripts provided by the Fund to the Transfer Agent, such inquiries may include, but are not limited to, requests for information on account set-up and maintenance, general questions regarding the operation of the Fund, general account information including dates of purchases, redemptions, exchanges and account balances, requests for account access instructions and literature requests.

5.	Schedule 3.1 (Fees and Expenses). Schedule 3.1 (“Fees and Expenses”) to the Agreement shall be replaced and superseded with the Schedule 3.1 attached hereto, dated November 28, 2022;

6.	All defined terms in the Agreement shall be the same in this amendment (the “Amendment”) except as specifically revised by this Amendment.

7.	Except as specifically set forth in this Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST Asset Manager Solutions, Inc.

By:	By:
Name:	Name:
Title:	Title:

As an authorized Office on behalf of each of the Fund on Schedule A

ANNEX 1.2

Non-Liquidity Funds Services

Dated: November 28, 2022

Solely with respect to Morgan Stanley Institutional Fund Trust (on behalf of each series other than Short Duration Income Portfolio, Ultra-Short Income Portfolio and Ultra-Short Municipal Income Portfolio), Morgan Stanley Institutional Fund, Inc., Morgan Stanley Global Fixed Income Opportunities Fund, Morgan Stanley Mortgage Securities Trust, Morgan Stanley U.S. Government Securities Trust, Morgan Stanley Variable Investment Series, Morgan Stanley Variable Insurance Fund, Inc., Morgan Stanley Europe Opportunity Fund, Inc., Morgan Stanley Insight Fund, Morgan Stanley California Tax-Free Daily Income Trust, Morgan Stanley Tax-Free Daily Income Trust and Morgan Stanley U.S. Government Money Market Trust (“Non-Liquidity Funds”), Eaton Vance Management, (“EVM”) as Co-Transfer Agent under the Transfer Agency and Services Agreement dated April 1, 2013, as amended herein (“Agreement”), will provide certain call center and transfer agency services set forth in the Call Center and Transfer Agency Services Amendment dated November 28, 2022 between the Non-Liquidity Funds and Morgan Stanley Investment Management Inc. (“Call Center Services”). Call Center Services will be provided by the Co-Transfer Agent only to those Shareholders of the Non-Liquidity Funds that are, or will be, registered Shareholders of the Non-Liquidity Funds and any broker-dealers or other intermediaries acting on behalf of beneficial holders (“Non-Liquidity Fund Direct Investors”). The Parties agree that in connection with providing Call Center Services on behalf of the Non-Liquidity Funds, the Co-Transfer Agent will enter information into the TA2000 System to effect purchase orders, redemption requests, exchanges requests and transfers of Non-Liquidity Fund Direct Investors.

Unless otherwise agreed to by the Parties, including the Co-Transfer Agent, the Transfer Agent will provide all Services set forth in the Agreement, other than the Call Center Services, on behalf of the Non-Liquidity Funds, including with respect to the Shares and Shareholder accounts of the Non-Liquidity Fund Direct Investors.

Services provided by the Transfer Agent and Co-Transfer Agent with respect to Non-Liquidity Fund Direct Investors shall be in accordance with procedures (“Procedures”) that are established from time to time by agreement between the Transfer Agent and Co-Transfer Agent, in each case with such changes and deviations therefrom as have been or will be (or may from time to time be) agreed on by the two parties.

Non-Liquidity Funds:

Morgan Stanley California Tax-Free Daily Income Trust

Morgan Stanley Europe Opportunity Fund Inc.

Morgan Stanley Global Fixed Income Opportunities Fund

Morgan Stanley Insight Fund

Morgan Stanley Institutional Fund Inc. – Active International Allocation Portfolio

Morgan Stanley Institutional Fund Inc. – Advantage Portfolio

Morgan Stanley Institutional Fund Inc. – American Resilience Portfolio

Morgan Stanley Institutional Fund Inc. – Asia Opportunity Portfolio

Morgan Stanley Institutional Fund Inc. – Counterpoint Global Portfolio

Morgan Stanley Institutional Fund Inc. – Developing Opportunity Portfolio

Morgan Stanley Institutional Fund Inc. – Emerging Markets Leaders Portfolio

Morgan Stanley Institutional Fund Inc. – Emerging Markets Portfolio

Morgan Stanley Institutional Fund Inc. – Global Insight Portfolio

Morgan Stanley Institutional Fund Inc. – Global Concentrated Portfolio

Morgan Stanley Institutional Fund Inc. – Global Core Portfolio

Morgan Stanley Institutional Fund Inc. – Global Endurance Portfolio

Morgan Stanley Institutional Fund Inc. – Global Focus Real Estate Portfolio

Morgan Stanley Institutional Fund Inc. – Global Franchise Portfolio

Morgan Stanley Institutional Fund Inc. – Global Infrastructure Portfolio

Morgan Stanley Institutional Fund Inc. – Global Opportunity Portfolio

Morgan Stanley Institutional Fund Inc. – Global Permanence Portfolio

Morgan Stanley Institutional Fund Inc. – Global Real Estate Portfolio

Morgan Stanley Institutional Fund Inc. – Global Sustain Portfolio

Morgan Stanley Institutional Fund Inc. – Growth Portfolio

Morgan Stanley Institutional Fund Inc. – Inception Portfolio

Morgan Stanley Institutional Fund Inc. – International Advantage Portfolio

Morgan Stanley Institutional Fund Inc. – International Equity Portfolio

Morgan Stanley Institutional Fund Inc. – International Opportunity Portfolio

Morgan Stanley Institutional Fund Inc. – International Resilience Portfolio

Morgan Stanley Institutional Fund Inc. – Multi-Asset Real Return Portfolio

Morgan Stanley Institutional Fund Inc. – Next Gen Emerging Markets Portfolio

Morgan Stanley Institutional Fund Inc. – Permanence Portfolio

Morgan Stanley Institutional Fund Inc. – Sustainable Emerging Markets Portfolio

Morgan Stanley Institutional Fund Inc. – US Core Portfolio

Morgan Stanley Institutional Fund Inc. – U.S. Focus Real Estate Portfolio

Morgan Stanley Institutional Fund Inc. – U.S. Real Estate Portfolio

Morgan Stanley Institutional Fund Inc. – Vitality Portfolio

Morgan Stanley Institutional Fund Trust – Core Plus Fixed Income Portfolio

Morgan Stanley Institutional Fund Trust – Corporate Bond Portfolio

Morgan Stanley Institutional Fund Trust – Discovery Portfolio

Morgan Stanley Institutional Fund Trust – Dynamic Value Portfolio

Morgan Stanley Institutional Fund Trust – Global Strategist Portfolio

Morgan Stanley Institutional Fund Trust – High Yield Portfolio

Morgan Stanley Mortgage Securities Trust

Morgan Stanley Tax-Free Daily Income Trust

Morgan Stanley U.S. Government Money Market Trust

Morgan Stanley U.S. Government Securities Trust

Morgan Stanley Variable Insurance Fund, Inc. – Core Plus Fixed Income Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Discovery Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Emerging Markets Equity Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Emerging Markets Debt Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Global Franchise Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Global Infrastructure Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Global Real Estate Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Global Strategist Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – Growth Portfolio

Morgan Stanley Variable Insurance Fund, Inc. – U.S. Real Estate Portfolio

Morgan Stanley Variable Investment Series – Income Plus Portfolio

SCHEDULE 3.1

FEES AND EXPENSES

Dated: November 28, 2022

General: Fees are billable on a monthly basis at the rate of 1/12 of the annual fee. The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which the account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed and shall continue until such account is purged from the system. Account service fees are the higher of: open account charges plus closed account charges for the fund minimum. Fees shall only be payable upon completion of all acceptance testing and the commencement of provision of the Services.

Annual Account Service Fees1

Open Account
Direct Account Fee	$9.00 per account
Networked Account (NSCC Matrix III Accounts)	$1.90 per account
Closed Accounts[2]	$1.20 per account
CUSIP Fee	$1,375.00 per CUSIP per year
Complex Base Fee	$750,000.00 per year
Reimbursement for Call Center Services Provided by EVM	($117,000 per year)
FIRMport (up to 25 user IDs)	$150,000.00 per year
FIA Services set-up Fee[3]	$150,000.00 one-time
Services Specific to the Liquidity Funds
Telephone trade quality review	$5,000/monthly
Third tier Business Continuity Planning	$3,000/monthly
Compliance Services
Omnibus Transfer Fees
Omnibus Transparency Full Service Annual Base Fee	$150,000.00/Year
Accountlet Fees
1 – 2,000,000 accountlets	Included in Base fee
2,000,001 and above accountlets	$0.12/Accountlet/Year
Investigation Fee
1 – 50 Investigation/Month	Included in Base Fee

1 Fees include charges for TA2000 VoiceTM, TA2000 Same-Day Cash Management, PowerSelect, FAN WebTM, Short Term Trader.

2 There will be no charge for maintaining closed (zero balance) accounts as long as the Fund complies with the Transfer Agent’s purge process.

3 This fee has already been paid as of the date hereof.

50+ Investigations/Month	$12.00/Investigation
Client Requested Accountlet Purges
First Purge per Year	$195.00/Hour
Compliance	$50,000.00 per year
AML/CIP[4]	$0.40 per account
Suspicious Activity Monitoring for Networked Accounts	$0.25 per account
Regulatory Compliance[5]	$100.00 per CUSIP
IRA Custodial Fees	Existing shareholder paid fees apply
Additional Fees
Federal Manual Wire Charges	$8.00 per wire
State Tax Reporting	$200.00 per CUSIP[6]
Escheatment	$7,500.00 annual base fee $250.00 per CUSIP $5.00 per escheated item
Disaster Recovery	$0.20 per open account
Lost Shareholder Search	$0.20 per search
Lost Shareholder Tracking	$1.20 per account
Microfiche	$24,000.00 per year
On Request Reporting	$60.00 per report
Returned Checks	$30.00 per check
Transcripts	$25.00 per report
Reimbursable Expenses
Postage	Billed as incurred
Special Mailings	Billed as incurred
NSCC processing and communications	Billed as incurred

4 There is an additional charge of $0.05 per account for AML/CIP for foreign accounts.

5 There is an additional charge of $0.25 per account for Regulatory Compliance for foreign accounts.

6 Charge applies only to CUSIPs for which state tax reporting is performed.

Offsite records storage	Billed as incurred
Print/mail service (DSTO)	Billed as incurred
Statements	Billed as incurred
Telephone and fax lines	Billed as incurred
Cost of Living
In accordance with Section 3.5 of the Agreement

Billing for DST Systems, Inc. products

The following products (which are controlled by separate agreements between DST Systems, Inc. and Morgan Stanley Services Company) will be billed by the Transfer Agent in accordance with the provisions of Section 3.2 of this Agreement. Fees under any other agreements between DST and Morgan Stanley Services Company will be billed by DST directly.

FAN Mail Master

FAN Services (including Vision)

Purchase Processing

Universal Dealers

SalesConnect

PowerSelect

Billing for DST Output Fees

Fees for output will be the standard DST Output fees which have been provided to the Fund.

Programming Hours

Up to 500 programming hours (these programming hours may be used by Fund affiliates)	No Charge
Programmer technical support in excess of 500 hours	$195.00 per hour

EACH OF THE ENTITIES, INDIVIDUALLY AND NOT JOINTLY, AS LISTED ON SCHEDULE A	DST Asset Manager Solutions, Inc.

By:	By:
Name:	Name:
Title:	Title:

As an authorized Office on behalf of each of the Fund on Schedule A